Exhibit 99.01

Interview discussion guide for Foster Wheeler customers

Set up for interviewees includes:

•	Introduction and reference to the phone / email introduction made by Foster Wheeler on behalf of BrandCap
•	Reassurance of confidential responses
•	The type of questions and topic areas to cover off

Context

•	We are BrandCap, a brand consultancy. We offer a diverse set of brand related services with the aim of optimising the performance of brand as an asset within an organisation.
•	We have been engaged by AMEC as part of the potential integration process of Foster Wheeler.
•	This interview is an important step in the integration process where we anonymously collect the thoughts and insights from customers.

Introduction and background

•	Please can you give a quick overview of your role today, what you are responsible for in the business and how long you have been with the business?
•	Please can you describe the nature of your relationship with Foster Wheeler? Which geographies and services do you use and how long have you been a customer?

Decision making criteria

•	Thinking about when you are choosing a partner to work with, can you talk us through the main criteria you consider?
•	Why are they important and could you rank them from most to least important?
•	Do you see these changing in the next 3-5 years?

Performance in the market

•	When making a decision on a partner to select, which E&C firms do you typically consider? Does this change by geography or service you require?
•	How would you sum up the key strengths and weaknesses of each of these E&C companies?

Thinking specifically about Foster Wheeler

•	In addition to what’s been mentioned above, how would you sum up Foster Wheeler’s key point of difference?
•	Thinking about Foster Wheeler’s business, could you describe what they stand for?
•	In terms of moving the industry forwards, how progressive do you think they are? Can you think of any examples where they have demonstrated leadership in their products and services?
•	How would you describe the experience you receive when you interact with Foster Wheeler? Does this vary by geography and / or service offer?
•	Is there anything in the experience which sets them apart from other E&C companies you have worked with?

Potential opportunity

•	Thinking about the potential merger between AMEC and Foster Wheeler, what potential benefits do you expect this will mean for you?
•	How is the market changing and what advice would you give to your suppliers to meet these changes?

Wrap up

•	Is there anything that we haven’t covered that you think is important for us to know?